                              FACILITIES AGREEMENT

This AGREEMENT is made among the following companies:

     1. Security Benefit Mutual Holding Company
     2. Security Benefit Corp.
     3. Security Benefit Life Insurance Company
     4. Security Benefit Group, Inc.
     5. Security Management Company, LLC
     6. Security Distributors, Inc.
     7. Creative Impressions, Inc.
     8. Security Benefit Academy, Inc.

Security Benefit Life Insurance  Company and all of its affiliates  listed above
(hereafter collectively referred to as the "GROUP OF COMPANIES") agree that from time to time certain  members of the GROUP OF COMPANIES  may furnish  personnel, services,  office space and equipment (hereafter referred to as "Facilities") to other  members  of the  GROUP OF  COMPANIES  and  that  members  providing  such facilities  should be fairly  compensated by the member to whom such  facilities are provided. In consideration of the mutual promises from and to each party, it is agreed by and between the parties as follows:

1.     METHOD OF  ALLOCATION.  Each  member  will pay all costs and  expenses of personnel,  including  fringe benefits,  and all other overhead  expenses relating to the operation of its general business and its properties.  In the event that one member shall furnish Facilities to another, the member receiving such Facilities  shall be charged by the member  providing such
       Facilities as follows:

       (a)    OFFICE SPACE.  Any office space  occupied by personnel of a member not directly  employed by the member owning the office space shall reimburse  the member  owning the space on the basis of reasonable rent for the total square footage occupied by such personnel;

       (b)    PERSONNEL AND SERVICES.  The charges for services  rendered to one member by another shall be based on actual time expended, at rates calculated  to  recover  direct  and  indirect  costs,  and  other operating costs incidental to departmental services provided; and

       (c)    EQUIPMENT. The rental charge for equipment furnished to one member by another  shall be based on the cost of the  equipment,  cost of operation, overhead, and depreciation.

  2.   ALTERNATIVE METHOD OF ALLOCATION.  Due to the complexity of the METHOD OF
       ALLOCATION outlined above, certain members may be charged a fixed monthly fee for  facilities  provided by another member rather than following the steps  outlined  at 1 above.  This  alternative  method  will be  allowed providing that the fee is mutually agreed to by the parties.

  3.   DIRECT EXPENSES. Each member agrees to reimburse any other member for any other direct charges incurred by such member on its behalf.

  4.   MANNER OF SETTLEMENT. A detailed allocation of costs and charges incurred by each member and Facilities rendered by each member to any other member will be prepared  and  invoices  for the amount due to any member or from any member will be prepared and forwarded on a monthly basis. Each member agrees to settle  its  accounts  with any other  member by the end of the month following the month in which an invoice was submitted.

  5.   NEW MEMBERS.  A corporation  which  subsequently  becomes a member of the
       GROUP OF COMPANIES, upon agreements between such corporation and Security
       Benefit Group,  Inc.,  shall become a party to this AGREEMENT as a member of the GROUP OF COMPANIES.

  6.   DEPARTING  MEMBERS.  A  corporation  whose  membership  in the  GROUP  OF
       COMPANIES ceases or is terminated or any reason whatsoever shall not have any further  remedies,  rights,  or obligations  under this AGREEMENT but shall  remain  liable  under this  AGREEMENT  for payments due from it to other members of the GROUP OF COMPANIES  through the date it ceases to be a member.

  7.   INDEPENDENT CONTRACTOR. For purposes of this AGREEMENT, each member shall be deemed to be an  independent  contractor and shall not be deemed to be an agent of any other member,  and the personnel of each member,  if any, shall not be deemed to be employees to any other member.

  8.   TERM AND AMENDMENTS.  The AGREEMENT shall remain in effect until modified by mutual consent of all parties or until terminated by mutual consent of the participating parties.

  9.   LAWS OF KANSAS. This AGREEMENT shall be governed by the laws of the State of Kansas.

  10.  PRIOR AGREEMENT. This AGREEMENT supersedes the Facilities Agreement dated
       December 31, 1992, as amended November 1, 1996.

  11.  TERMINATION.  This  AGREEMENT  shall be terminated (1) in its entirety by the written  agreement of the parties or (2) as to a member upon 30 days'
       written notice to the other parties or upon a member ceasing to be a part of the GROUP OF COMPANIES.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed this 30th day of April, 1999 by their duly authorized officers.

SECURITY BENEFIT MUTUAL                 SECURITY MANAGEMENT
HOLDING COMPANY                         COMPANY, LLC

By:   ROGER K. VIOLA                    By:  AMY J. LEE
      --------------------------        ----------------------------------------

SECURITY BENEFIT CORP.                  SECURITY DISTRIBUTORS, INC.

By:   ROGER K. VIOLA                    By:  AMY J. LEE
      --------------------------             -----------------------------------

SECURITY BENEFIT LIFE                   CREATIVE IMPRESSIONS, INC.
INSURANCE COMPANY

By:   ROGER K. VIOLA                    By:  ROGER K. VIOLA
      --------------------------             -----------------------------------

SECURITY BENEFIT GROUP, INC.            SECURITY BENEFIT ACADEMY, INC.

By:   ROGER K. VIOLA                    By:  CHRIS SWICKARD
      --------------------------             -----------------------------------

                                  AMENDMENT TO

                              FACILITIES AGREEMENT

WHEREAS,  Creative  Impressions,  Inc. ("Creative  Impressions") is a party to a
Facilities  Agreement (the "Agreement")  dated April 30, 1999 under which it and other  members of the  Security  Benefit  Group of  Companies  have  agreed that certain affiliates may furnish personnel,  services,  office space and equipment to other affiliates;

WHEREAS, on July 9, 1999 Creative Impressions, a Kansas corporation, amended its
Articles of  Incorporation  and changed its name to Security  Retirement  Plans,
Inc., a Kansas corporation;

WHEREAS,  on August 11,  1999  Security  Retirement  Plans,  Inc.,  amended  its
Articles of Incorporation and changed its name to Security Financial  Resources,
Inc. ("SFR"), a Kansas corporation; and

WHEREAS,  SFR  desires  to  memorialize  the fact that its change of name has no effect on its status as a party to the Agreement.

NOW THEREFORE, the parties to the Agreement hereto agree as follows:

All references in the Agreement to Creative Impressions, Inc. shall be deemed to be references to Security Financial Resources, Inc.

SECURITY BENEFIT MUTUAL                 SECURITY MANAGEMENT
HOLDING COMPANY                         COMPANY, LLC

By:   ROGER K. VIOLA                    By:  AMY J. LEE
      --------------------------        ----------------------------------------

SECURITY BENEFIT CORP.                  SECURITY DISTRIBUTORS, INC.

By:   ROGER K. VIOLA                    By:  AMY J. LEE
      --------------------------             -----------------------------------

SECURITY BENEFIT LIFE                   SECURITY FINANCIAL RESOURCES, INC.
INSURANCE COMPANY

By:   ROGER K. VIOLA                    By:  ROGER K. VIOLA
      --------------------------             -----------------------------------

SECURITY BENEFIT GROUP, INC.            SECURITY BENEFIT ACADEMY, INC.

By:   ROGER K. VIOLA                    By:  CHRIS SWICKARD
      --------------------------             -----------------------------------